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                                                                     EXHIBIT 4.5

                             STOCKHOLDERS' AGREEMENT

                  STOCKHOLDERS' AGREEMENT dated as of August 20, 1998 among Evenflo Company, Inc., a Delaware corporation (the "Company"), KKR 1996 Fund L.P., a Delaware limited partnership (the "KKR Fund") and Lisco, Inc. ("Lisco")

                                    RECITALS

                  WHEREAS, pursuant to a Stock Purchase Agreement dated as of July 30, 1998 between the KKR Fund and Lisco (the "Stock Purchase Agreement"), the KKR Fund will purchase shares of Common Stock (as defined herein);

                  WHEREAS, immediately following the consummation of the transactions contemplated by the Stock Purchase Agreement, the KKR Fund and Lisco will own approximately 51% and 49% of the issued and outstanding Common Stock, respectively; and

                  WHEREAS, the Company, the KKR Fund and Lisco wish to provide for certain matters relating to the respective holdings by KKR Fund and Lisco of Common Stock;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


                         ARTICLE I. INTRODUCTORY MATTERS

                  I.1. Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

                  "Affiliate" shall have the meaning given to that term in Rule 405 promulgated under the Securities Act and shall include members of a Person's immediate family or trusts for the benefit of members of the immediate family of such Person; provided that officers, directors and employees of the Company will not be deemed to be Affiliates of a stockholder of the Company for purposes hereof solely by reason of being officers, directors or employees of the Company.

                  "Agreement" means this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "Assumption Agreement" means a writing reasonably satisfactory in form and substance to the KKR Fund whereby a Permitted Transferee of shares of Common Stock becomes a party to, and agrees to be bound to the same extent as its transferor, by the terms of this Agreement.

                  "Board" means the Board of Directors of the Company.

                  "Business Day" means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.
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                  "Common Stock" means the shares of Class A Common Stock, $1.00 par value per share, of the Company and any stock into which such common stock may thereafter be converted or exchanged.

                  "New Common Stock" means any Common Stock issued by the Company for cash. New Common Stock shall not include (i) Common Stock issuable upon exercise or conversion of securities convertible or exchangeable for Common Stock; (ii) Common Stock or any options, warrants or rights offered to the public generally pursuant to a registration statement under the Securities Act; (iii) Common Stock issuable upon the exercise of any options, warrants or rights or exchanged for any other equity securities of the Company; (iv) any shares of the Company's Common Stock issued to the officers, directors or employees of the Company; (v) Common Stock, or Common Stock issuable upon options, rights or warrants or securities convertible or exchangeable for Common Stock, which are issued in connection with any acquisition, merger, purchase of assets; or (vi) shares of the Company's Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

                  "Other Registration Rights Agreement" means any written agreement to which the Company and any holder of shares of Common Stock are parties that provides for the registration of shares of Common Stock of such holder by the Company.

                  "Permitted Transferee" means any Person to whom shares of Common Stock are Transferred in a Transfer in accordance with Section
         2.2 or otherwise not in violation of this Agreement and who is required to, and does, enter into an Assumption Agreement, and includes any Person to whom a Permitted Transferee (or a Permitted Transferee of a Permitted Transferee) so further Transfers shares of Common Stock and who is required to, and does, become bound by the terms of this Agreement.

                  "Person" means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

                  "Public Offering" means the sale of shares of Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act.

                  "Registrable Securities" means (i) Common Stock held by Lisco on the date hereof and (ii) Common Stock acquired by the KKR Fund from the Company or any affiliate of the Company (including, without limitation, Lisco) whether by purchase or otherwise and (iii), in the case of (i) and (ii) above, any Common Stock which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification. As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (a) a
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         registration statement with respect to the sale by the holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities or blue sky law then in force, or (d) such securities shall have ceased to be outstanding.

                  "Registration Expenses" means any and all expenses incident to the performance by the Company of its obligations under Sections 3.1 and 3.2, including without limitation (i) all SEC, stock exchange, or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees (including, if applicable, the fees and expenses of any "qualified independent underwriter," as such term is defined in Rule 2720 of the NASD, and of its counsel), (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and all rating agency fees, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (vi) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, (vii) the reasonable out-of-pocket expenses of not more than one law firm incurred by Lisco and Lisco's Permitted Transferees in connection with the registration, and (viii) the costs and expenses of the Company relating to analyst and investor presentations or any "road show" undertaken in connection with the registration and/or marketing of the Registrable Securities; provided that nothing in this clause (viii) shall obligate the Company to engage or participate in any such presentations or road show.

                  "Registration Rights Holders" means, collectively, Lisco and Lisco's Permitted Transferees.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

                  "Transfer" means a transfer, sale, assignment, pledge, hypothecation or other disposition, whether directly or indirectly pursuant to the creation of a derivative security, the grant of an option or other right, the imposition of a restriction on disposition or voting or transfer by operation of law.
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                  I.2. Construction. (a) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (i) "or" is disjunctive but not exclusive, (ii) words in the singular include the plural, and in the plural include the singular, and (iii) the words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

                              ARTICLE II. TRANSFERS

                  II.1. Limitations on Transfer by Lisco. (a) Neither Lisco nor any Permitted Transferee may Transfer any shares of Common Stock other than (i) in connection with a Public Offering effected in accordance with Section 3.1 or 3.2, (ii) after a Public Offering, in a bona fide sale to the public pursuant to Rule 144 (or any successor provision) under the Securities Act or (iii) in accordance with Sections 2.2, 2.3 or 2.4.

                  (b) In the event of any purported Transfer by Lisco or a Permitted Transferee of any shares of Common Stock in violation of the provisions of this Agreement, such purported Transfer will be void and of no effect and the Company will not give effect to such Transfer.

                  (c) Each certificate representing shares of Common Stock held by Lisco or any Permitted Transferee will bear a legend substantially to the following effect (with such additions thereto or changes therein as the Company may be advised by counsel are required by law or necessary to give full effect to this Agreement, the "Legend"):

         "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT AMONG EVENFLO COMPANY, INC., KKR 1996 FUND L.P. AND LISCO, INC., A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT."

         "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

The Legend will be removed by the Company by the delivery of substitute certificates without such Legend in the event of (i) a Transfer permitted by this Agreement and in which the Transferee is not required to enter into an Assumption Agreement or (ii) the termination of Article II pursuant to the terms hereof, provided, however, that the second paragraph of the Legend will only be removed if at such time it is no longer required for purposes of applicable
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securities laws. If any shares of Common Stock cease to be Registrable
Securities under clause (a) or (b) of the second sentence of the definition thereof, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate or certificates evidencing such shares, without the second paragraph of the Legend.

                  II.2. Transfers to Permitted Transferees. Lisco may Transfer any or all of the shares of Common Stock held by it to any Person who duly executes and delivers an Assumption Agreement; provided that in connection therewith the Company, if it so requests promptly following its receipt of such Assumption Agreement (and, in such event, such Assumption Agreement shall not be effective unless and until this proviso has been satisfied), has been furnished with an opinion in form and substance reasonably satisfactory to the Company of counsel reasonably satisfactory to the Company that such Transfer is exempt from or not subject to the provisions of Section 5 of the Securities Act and any other applicable securities laws; and, provided, further, that no Transfer under this Section 2.2 shall be permitted if such Transfer would require the Company to register a class of equity securities under Section 12 of the Exchange Act under circumstances where the Company does not then have securities of any class registered under Section 12 of the Exchange Act and such transfer would cause such registration to be required.

                  II.3. Tag-Along Rights. (a) So long as this Agreement remains in effect, with respect to any proposed Transfer by the KKR Fund or any of its Affiliates (collectively, the "Selling Partnership") of shares of Common Stock to any Person not an Affiliate of the KKR Fund, other than (i) in a Public Offering, (ii) pursuant to a bona fide sale to the public pursuant to Rule 144 under the Securities Act, (iii) pursuant to a distribution to the limited partners of the KKR Fund or (iv) pursuant to any agreement or plan of merger or combination, including any tender or exchange offer in respect thereof, that is approved by the Board and that provides for equal treatment of all outstanding shares of Common Stock (any such transaction, a "Proposed Sale"), Lisco and each Permitted Transferee will have the right to require the proposed Transferee or acquiring Person to purchase from Lisco and each Permitted Transferee who exercises its rights under this Section 2.3(a) in accordance with this Section
2.3 (collectively, the "Tagging Stockholders") a number of shares of Common Stock up to the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing (A) the aggregate number of shares of Common Stock owned by the Tagging Stockholders by (B) the aggregate number of shares of Common Stock owned by the KKR Fund and its Affiliates and the Tagging Stockholders and (ii) the total number of shares of Common Stock proposed to be directly or indirectly Transferred to the transferee or acquiring Person in the Proposed Sale (a "Proposed Transferee"), at the same price per share of Common Stock and upon the same terms and conditions (including, without limitation, time of payment, form of consideration and adjustments to purchase price) as the Selling Partnership; provided that in order to be entitled to exercise its right to sell shares of Common Stock to the Proposed Transferee pursuant to this
Section 2.3, each Tagging Stockholder (x) shall agree to the same covenants as the Selling Partnership agrees to in connection with the Proposed Sale and (y) shall make such representations and warranties as the Selling Partnership makes. Each Tagging Stockholder will be responsible for funding its proportionate share of any escrow arrangements in connection with the Proposed Sale and for its proportionate share of any withdrawals therefrom, including without limitation any such withdrawals that are made with respect to claims arising out of agreements, covenants, representations, warranties or other provisions relating the Proposed Sale that were not made by the Tagging Stockholder. Each Tagging Stockholder will be responsible for its proportionate
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share of the fees, commissions and other out-of-pocket expenses (collectively,
"Costs") of the Proposed Sale to the extent not paid or reimbursed by the Company, the Proposed Transferee or another Person (other than the Selling Partnership). The Selling Partnership shall be entitled to estimate the Tagging Stockholders' proportionate share of such Costs and to withhold such amounts from payments to be made to the Tagging Stockholder at the time of closing of such Proposed Sale; provided that (i) such estimate shall not preclude the Selling Partnership from recovering additional amounts from the Tagging Stockholder in respect of such Tagging Stockholder's proportionate share of such Costs and (ii) the Selling Partnership shall reimburse the Tagging Stockholder to the extent actual amounts are ultimately less than the estimated amounts or any such amounts are paid by the Company, the Proposed Transferee or another Person (other than the Selling Partnership).

                  (b) The Selling Partnership will give notice to Lisco of each Proposed Sale not more than ten days after the execution of the definitive agreement relating to the Proposed Sale, setting forth the number of shares of Common Stock proposed to be so Transferred, the name and address of the Proposed Transferee, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, the Selling Partnership will provide such information, to the extent reasonably available to the Selling Partnership, relating to such non-cash consideration as Lisco may reasonably request in order to evaluate such non-cash consideration) and other terms and conditions of payment offered by the Proposed Transferee. The Selling Partnership will deliver or cause to be delivered to each Tagging Stockholder copies of all transaction documents relating to the Proposed Sale promptly as the same become available. The tag-along rights provided by this
Section 2.3 must be exercised by Lisco within seven days following receipt of the notice required by the preceding sentence by delivery of a written notice to the Selling Partnership indicating its desire to exercise its rights and specifying the number of shares of Common Stock it desires to sell (the "Tag-Along Notice"). The Tagging Stockholders will be entitled under this
Section 2.3 to Transfer to the Proposed Transferee the number of shares of Common Stock calculated in accordance with Section 2.3(a).

                  (c) If any Tagging Stockholder exercises its rights under
Section 2.3(a), the closing of the purchase of the Common Stock with respect to which such rights have been exercised will take place concurrently with the closing of the sale of the Selling Partnership's Common Stock to the Proposed Transferee.

                  II.4. Drag-Along Rights. (a) So long as this Agreement remains in effect, if the KKR Fund or any of its Affiliates (collectively, the "Dragging Partnership") receive an offer from a Person other than an Affiliate of the KKR Fund (a "Third Party") to purchase (in a transaction of a type referred to in the first sentence of Section 2.3(a)) at least a majority of the shares of Common Stock then outstanding and such offer is accepted by the Dragging Partnership, then Lisco and each Permitted Transferee (collectively, the "Drag-Along Stockholders") hereby agrees that, if requested by the Dragging Partnership, it will Transfer to such Third Party, subject to Section 2.4(b), on the terms of the offer so accepted by the Dragging Partnership, including, without limitation, time of payment, form of consideration and adjustments to purchase price, the number of shares of Common Stock equal to the number of shares of Common Stock owned by it multiplied by the percentage of the then outstanding shares of Common Stock to which the Third Party offer is applicable.

                  (b) The Dragging Partnership will give notice (the "Drag-Along Notice") to the
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Drag-Along Stockholders of any proposed Transfer giving rise to the rights of the Dragging Partnership set forth in Section 2.4(a) (a "Section 2.4 Transfer") within 10 days following the Dragging Partnership's acceptance of the offer referred to in Section 2.4(a) and, in any event, no later than 10 days prior to the proposed closing date for such Section 2.4 Transfer. The Drag-Along Notice will set forth the number of shares of Common Stock proposed to be so Transferred, the name of the proposed Transferee or acquiring Person, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, the Dragging Partnership will provide such information, to the extent reasonably available to the Dragging Partnership, relating to such non-cash consideration as the Drag-Along Stockholders together may reasonably request in order to evaluate such non-cash consideration), the number of shares of Common Stock sought and the other terms and conditions of the offer. Each Drag-Along Stockholder (x) shall agree to the same covenants as the Dragging Partnership agrees to in connection with the
Section 2.4 Transfer and (y) shall make such representations and warranties concerning its title to the shares of Common Stock to be sold in connection with the Section 2.4 Transfer and its authority to enter into and consummate the
Section 2.4 Transfer as the Dragging Partnership makes, but shall not be required to make any other representations and warranties. Each Drag-Along Stockholder will be responsible for funding its proportionate share of any escrow arrangements in connection with the Section 2.4 Transfer and for its proportionate share of any withdrawals therefrom, including without limitation any such withdrawals that are made with respect to claims arising out of agreements, covenants, representations, warranties or other provisions relating the Section 2.4 Transfer that were not made by the Drag-Along Stockholder. Each Drag-Along Stockholder will be responsible for its proportionate share of the Costs of the Section 2.4 Transfer to the extent not paid or reimbursed by the Company, the Third Party or another Person (other than the Dragging Partnership. The Dragging Partnership shall be entitled to estimate the Drag-Along Stockholders' proportionate share of such Costs and to withhold such amounts from payments to be made to the Drag-Along Stockholder at the time of closing of the Section 2.4 Transfer; provided that (i) such estimate shall not preclude the Dragging Partnership from recovering additional amounts from the Drag-Along Stockholder in respect of such Drag-Along Stockholder's proportionate share of such Costs and (ii) the Dragging Partnership shall reimburse the Drag-Along Stockholder to the extent actual amounts are ultimately less than the estimated amounts or any such amounts are paid by the Company, the Third Party or another Person (other than the Dragging Partnership). If the Section 2.4 Transfer is not consummated within 180 days from the date of the Drag-Along Notice, the Dragging Partnership must deliver another Drag-Along Notice in order to exercise its rights under this Section 2.4 with respect to such Section 2.4 Transfer.

                  II.5. Custody Agreement and Power of Attorney. Upon delivering a Tag Along Notice or receiving a Drag-Along Notice, Lisco and each Permitted Transferee will, if requested by the Selling Partnership or the Dragging Partnership, as the case may be, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the Selling Partnership or the Dragging Partnership, as the case may be, with respect to the shares of Common Stock which are to be sold by Lisco and Permitted Transferees pursuant hereto (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that Lisco and each Permitted Transferee will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof) and irrevocably appoint said custodian and attorney-in-fact as its agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power
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of Attorney on its behalf with respect to the matters specified in Section 2.3 or Section 2.4, as the case may be.

                        ARTICLE III. REGISTRATION RIGHTS

                  III.1. Piggyback Rights. (a) Piggyback Rights. If the Company at any time after the date hereof proposes to register Common Stock under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or similar forms), whether or not for sale for its own account, it will, at each such time, give prompt written notice to the Registration Rights Holders of its intention to do so and of the Registration Rights Holders' rights under this
Section 3.1. Upon the written request of any Registration Rights Holder made within 14 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Registration Rights Holder), the Company will use its reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Registration Rights Holders; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company or any other holder of securities that initiated such registration (an "Initiating Holder") shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company or such Initiating Holder may, at its election, give written notice of such determination to the Registration Rights Holders and, thereupon, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith), and (ii) if such registration involves an underwritten offering, the Registration Rights Holders requesting to be included in the registration must sell their Registrable Securities to the underwriters selected by the Company or the Initiating Holders, as the case may be, on the same terms and conditions as apply to the Company or the Initiating Holders, as the case may be, with, in the case of a combined primary and secondary offering, such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 3.1(a) involves an underwritten public offering, any Registration Rights Holder requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register all or any portion of such securities in connection with such registration.

                  (b) Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.1.

                  (c) Priority in Piggyback Registrations. If a registration pursuant to this Section 3.1 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be reasonably likely to have an adverse effect on the price, timing or distribution of the securities offered in such offering, then the Company will include in such registration (i) first, 100% of the securities proposed to be sold by the Company and (ii) second, to the extent of the number of securities requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, which number of securities shall be allocated pro rata
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among all such requesting holders of Common Stock on the basis of the relative number of shares of Common Stock then held by each such holder of Common Stock. In the event that (i) the Company did not initiate the registration of securities intended to be registered for sale for its own account and (ii) the number of Registrable Securities and shares of Common Stock of other holders entitled to registration rights with respect to such Common Stock, in each case requested to be included in such registration, is less than the number which, in the opinion of the managing underwriter, can be sold, the Company may include in such registration the securities it proposes to sell up to the number of securities that, in the opinion of the underwriter, can be sold.

                  III.2. Demand Registration. (a) Demand Registration. At any time after the 180th day following the initial Public Offering, upon the written request of Lisco or its Affiliates (in such capacity, a "Demand Party") requesting that the Company effect the registration under the Securities Act of all or part of such Demand Party's Registrable Securities and specifying the amount and intended method of disposition thereof, the Company will promptly give written notice of such requested registration to the other holders of Registrable Securities and other holders of securities entitled to notice of such registration and thereupon will, as expeditiously as possible, file a registration statement to effect the registration under the Securities Act of:

                  (i) such Registrable Securities which the Company has been so requested to register by the Registration Rights Holders; and

                  (ii) the securities of other holders entitled to registration rights pursuant to an Other Registration Rights Agreement which the Company has been requested to register by written request given to the Company within 15 days after the giving of such written notice by the Company (which request shall specify the amount and intended method of disposition of such securities);

all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities and such other securities to be so registered; provided that the Company shall not be required to effect the registration of Registrable Securities at the request of a Demand Party under this Section 3.2(a) on more than two occasions, and provided further, that the Company shall not be obligated to file a registration statement relating to any registration request under this Section 3.2(a):

                  (x) within a period of 180 days (or such lesser period as the managing underwriters in an underwritten offering may permit) after the effective date of any other registration statement relating to any registration request under this Section 3.2(a) or relating to any registration effected under Section 3.1;

                  (y) if with respect thereto the managing underwriter, the SEC, the Securities Act or the rules and regulations thereunder, or the form on which the registration statement is to be filed, would require the conduct of an audit other than the regular audit conducted by the Company at the end of its fiscal year, in which case the filing may be delayed until the completion of such audit (and the Company shall, upon request of the Demand Parties, use its reasonable efforts to cause such audit to be completed expeditiously and without unreasonable delay); or

                  (z) if the Company is in possession of material non-public information and the
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         Board determines in good faith that disclosure of such information would not be in the best interests of the Company and its stockholders, in which case the filing of the registration statement may be delayed until the earlier of the second business day after such conditions shall have ceased to exist and the 180th day after receipt by the Company of the written request from a Demand Party to register Registrable Securities under this Section 3.2(a).

                  (b) Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.2.

                  (c) Effective Registration Statement. A registration requested pursuant to this Article III will not be deemed to have been effected unless it has become effective; provided that, if, within 180 days after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, then such registration will be deemed not to have been effected.

                  (d) Selection of Underwriters. If a requested registration pursuant to this Section 3.2 involves an underwritten offering, the Company shall have the right to select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter.

                  (e) Priority in Demand Registrations. If a requested registration pursuant to this Section 3.2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be reasonably likely to have an adverse effect on the price, timing or distribution of the securities offered in such offering, then the Company will include in such registration the number of shares of Common Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, which number shall be allocated pro rata among all such requesting holders of Registrable Securities and holders of Common Stock who have piggyback registration rights pursuant to an Other Registration Rights Agreement on the basis of the relative number of shares of Common Stock then held by each such holder. In the event that the number of Registrable Securities and shares of Common Stock of other holders, in each case entitled to registration rights with respect to such Common Stock requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold, the Company may include in such registration securities it proposes to sell for its own account up to the number of securities that, in the opinion of the underwriter, can be sold.

                  III.3. Registration Procedures. If and whenever the Company is required to file a registration statement with respect to, or to use its reasonable efforts to effect or cause the registration of, any Registrable Securities under the Securities Act as provided in this Agreement the Company will as expeditiously as possible:

                  (a) prepare and, in any event within 120 days after the end of the period within which a request for registration may be given to the Company pursuant to Section 3.2, file with the SEC a registration statement on an appropriate form with respect to such

Registrable Securities and use its reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of securities as to which it is the Initiating Party at any time prior to the effective date of the registration statement relating thereto (and, in such event, the Company shall pay the Registration Expenses incurred in connection therewith); provided, further, that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to counsel for the sellers of Registrable Securities covered by such registration statement copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 270 days and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to counsel for the sellers of Registrable Securities covered by such registration statement copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

                  (c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

                  (d) use its reasonable efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this subsection (d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                  (e) use its reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                  (f) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 3.3(b), of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (g) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

                  (h) use its reasonable efforts to list such Registrable Securities on any securities exchange on which the Common Stock is then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange and use its reasonable efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                  (i) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for the indemnification provisions hereof, and take such other actions as sellers of a majority of shares of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                  (j) obtain a "cold comfort" letter or letters from the Company's independent public accounts in customary form and covering matters of the type customarily covered by "cold comfort" letters as the seller or sellers of a majority of shares of such Registrable Securities shall reasonably request;

                  (k) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (l) notify counsel for the holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

                  (m) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

                  (n) if requested by the managing underwriter or agent or any holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

                  (o) cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or the Registration Rights Holders may request;

                  (p) obtain for delivery to the holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such holders, underwriters or agents and their counsel; and

                  (q) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

                  III.4. Other Registration-Related Matters. (a) The Company may require any Person that is selling shares of Common Stock in a Public Offering pursuant to Sections 3.1 or 3.2 to furnish to the Company in writing such information regarding such Person and pertinent to the disclosure requirements relating to the registration and the distribution of the Registrable Securities which are included in such Public Offering as the Company may from time to time reasonably request in writing.

                  (b) Each Registration Rights Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.3(f), it will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until its receipt of the copies of the amended or supplemented prospectus contemplated by Section 3.3(f) and, if so directed by the Company, each Registration Rights Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in their possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the period for which the Company will be required to keep the registration statement effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 3.3(f) to and including the date when each seller of Registrable Securities covered by such registration statement has received the copies of the supplemented or amended prospectus contemplated by Section 3.3(f).

                  (c) Each Registration Rights Holder will, in connection with a Public Offering of the Company's securities, upon the request of the Company or of the underwriters managing any underwritten offering of the Company's securities, agree in writing not to effect any sale, disposition or distribution of Registrable Securities (other than those included in the Public Offering) without the prior written consent of the managing underwriter for such period of time commencing 7 days before and ending 180 days (or such earlier date as the managing underwriter shall agree) after the effective date of such registration.

                  (d) Upon delivering the notice referred to either in (i) the second sentence of Section 3.1(a) or (ii) the first sentence in Section 3.2(a), Lisco and each Permitted Transferee will, if requested by the Company, execute and deliver a Custody Agreement and Power of Attorney, as described in Section 2.5.

                  III.5. Indemnification. (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 3.1 or 3.2, the Company hereby indemnifies and agrees to hold harmless, to the extent permitted by law, the sellers of any Registrable Securities covered by such registration statement (each a "Holder"), each Affiliate of such Holder and their respective directors and officers or general and limited partners (and the directors, officers, employees, affiliates and controlling Persons of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of a prospectus, in the light of the circumstances when they were made, and the Company will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company will not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to the Company by such Indemnified Party expressly for use in the preparation thereof. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and will survive the Transfer of such securities by such Holder.

                  (b) Indemnification by the Holders and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Sections 3.1, that the Company shall have received an undertaking reasonably satisfactory to it from the Holder of such Registrable Securities or any prospective underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.5(a)) the Company, all other Holders or any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers and controlling Persons, with respect to any untrue statement in or omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such untrue statement or omission was made in reliance upon and in conformity with written information with respect to such Holder or underwriter furnished to the Company by such Holder or underwriter expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Holders, or any of their respective affiliates, directors, officers or controlling Persons and will survive the Transfer of such securities by such Holder. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (c) Notices of Claims. Etc. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.5, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the Indemnified Party to give notice as provided herein will not relieve the indemnifying party of its obligations under Section 3.5(a) or 3.5(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in such Indemnified Party's reasonable judgment, having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such Indemnified Party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such Indemnified Party in such action, it being understood, however, that the indemnifying party will not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties (and not more than one separate firm of local counsel at any time for all such Indemnified Parties) in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

                  (d) Contribution. If the indemnification provided for hereunder from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 3.5(d) as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (e) Other Indemnification. Indemnification similar to that specified in this Section 3.5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any law or with any governmental entity other than as required by the Securities Act.

                  (f) Non-Exclusivity. The obligations of the parties under this
Section 3.5 will be in addition to any liability which any party may otherwise have to any other party.

                        ARTICLE IV. RIGHT OF FIRST OFFER

                  IV.1. Right of First Offer. (a) If at any time on or after the fifth anniversary of the Closing Date Lisco or any Permitted Transferee (Lisco and each Permitted Transferee being referred to in this Article IV as a "Selling Holder") desires to Transfer all or any portion of the Common Stock held by it (other than pursuant to a Transfer to a Permitted Transferee), the Selling Holder shall deliver to the KKR Fund a written notice (the "First Offer Notice"), which shall set forth the number of shares of Common Stock (the "Offered Shares") proposed to be Transferred and the terms on which the Selling Holder irrevocably offers to Transfer such shares to the KKR Fund. The KKR Fund shall have 30 days from the date the First Offer Notice is received to determine whether to purchase all of the Offered Shares for the purchase price and upon the terms specified in the First Offer Notice by giving written notice (a "Section 4.1 Notice") to the Selling Holder and stating its acceptance of such offer.

                  If the KKR Fund shall have agreed to purchase the Offered Shares, it shall consummate its purchase of the Offered Shares by delivering, against receipt of certificates or other instruments representing the Common Stock being purchased, appropriately endorsed by the Selling Holder, the aggregate purchase price to be paid by it (the "Required Funds") via wire transfer of immediately available funds to an account specified by the Selling Holder not less than one Business Day before the closing date, which closing date will be the later of 30 days after the date of receipt of the Section 4.1 Notice by the Selling Holder and five Business Days after receipt of all governmental and regulatory consents and approvals and the expiration of all applicable waiting periods.

                  The right of first offer granted to the KKR Fund hereunder shall terminate if unexercised within 30 days after receipt of the First Offer Notice.

                  (b) If the Selling Holder shall be permitted to proceed with the proposed Transfer of the Offered Shares, the Selling Holder shall have 90 days to consummate such proposed Transfer, on terms no more favorable to the transferee(s) than those terms set forth in the First Offer Notice, before the provisions of this Section 4.1 shall again be in effect with respect to such shares of Common Stock. In connection with any Transfer of all or any portion of the Offered Shares to the KKR Fund, the Selling Holder shall not be required to make any representations and warranties, other than as to its beneficial ownership of the Offered Shares and its authority as an entity to consummate such Transfer, and shall not be required to provide any indemnities in respect of the Offered Shares or any portion thereof; provided that the inclusion of any such provisions in connection with a Transfer of the Offered Shares to a transferee or transferees other than the KKR Fund will not be deemed to be on terms more favorable to the purchaser(s) than those contained in the First Offer Notice.

                          ARTICLE V. BOARD OF DIRECTORS

                  V.1. Board of Directors. The KKR Fund, Lisco and the Company agree that at all times after the date hereof, the Board shall consist of not more than one individual designated by Lisco and reasonably acceptable to the Company and the KKR Fund (the "Lisco Representative"). Lisco and the KKR Fund shall take all such actions as may be necessary or appropriate to cause the Lisco Representative to be elected or re-elected as a member of the board of directors of the Company and to be maintained in such position at all times; provided, that such designee may be removed by the board of directors of the Company and in the case of any such removal, subject to the terms of this Agreement, Lisco may appoint a new representative who shall fill such vacancy so long as such appointee is reasonably satisfactory to the Company's board of directors.

                          ARTICLE VI. PREEMPTIVE RIGHTS

                  VI.1. Preemptive Right. Lisco shall have the right to purchase for cash their Preemptive Right Pro Rata Share of New Common Stock which the Company may from time to time propose to sell for cash. The "Preemptive Right Pro Rata Share" shall be, at any given time, that proportion which the number of shares of Common Stock held by Lisco at such time bears to the total Common Stock issued and outstanding at such time.

                  VI.2. Preemptive Notices. In the event the Company proposes to undertake an issuance of New Common Stock for cash, it shall give Lisco written notice (the "Preemptive Notice") of its intention to sell New Common Stock for cash, the price, the identity of the purchaser and the principal terms upon which the Company proposes to sell the same. Lisco shall have 15 Business Days from the delivery date of any Preemptive Notice to agree to purchase a number of shares of New Common Stock up to the Preemptive Right Pro Rata Share (in each case calculated prior to the issuance) for the price and upon the terms specified in the Preemptive Notice by giving written notice to the Company and stating therein the number of shares of New Common Stock to be purchased.

                  VI.3. Failure to Exercise Preemptive Right. In the event Lisco fails to purchase all of the Preemptive Right Pro Rata Share pursuant to this
Article VI, the Company shall have 180 days after the date of the Preemptive Notice to consummate the sale of the New Common Stock with respect to which Lisco's preemptive right was not exercised, at or above the price and upon terms not more favorable to the purchasers of such New Common Stock than the terms specified in the initial Preemptive Notice given in connection with such sale. In the event the Company has not sold the New Common Stock within said 180-day period, the Company shall not thereafter issue or sell any New Common Stock without first offering such New Common Stock to Great Star in the manner provided in this Article VI.

                           ARTICLE VII. MISCELLANEOUS

                  VII.1. Additional Securities Subject to Agreement. Lisco and each Permitted Transferee to whom shares of Common Stock have been Transferred pursuant to Section 2.2 agrees that any other equity securities of the Company which it hereafter acquires by means of a stock split, stock dividend, distribution, exercise of options or warrants or otherwise (other than pursuant to a Public Offering) will be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

                  VII.2. Confidential Information. (a) Lisco and each Permitted Transferee agrees that it will not use at any time any Confidential Information (as defined below) of which Lisco or any Permitted Transferee is or becomes aware except in connection with its investment in the Company.

                  (b) Lisco and each Permitted Transferee further agrees that the Confidential Information will be kept strictly confidential and will not be disclosed by it or its Representatives (as defined below), except (i) as required by applicable law, regulation or legal process, and only after compliance with Section 7.2(c) (provided that this clause (i) may not be relied upon to the extent any action is taken by Lisco or a Permitted Transferee which requires such disclosure and, but for such action, such disclosure would not have been required) and (ii) that it may disclose the Confidential Information or portions thereof to those of its officers, employees, directors and representatives of its legal, accounting and financial advisors (the Persons to whom such disclosure is permissible being "Representatives") who need to know such information in connection with the investment by Lisco and any Permitted Transferees in the Company; provided that such Representatives (x) are informed of the confidential and proprietary nature of the Confidential Information and (y) agree to be bound by and perform the provisions of this Section 7.2. Lisco and each Permitted Transferee agrees to be responsible for any breach of this Section 7.2 by its Representatives other than those Representatives who after the date hereof execute a separate confidentiality agreement with the Company (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy the Company may have against such Representatives with respect to any such breach).

                  (c) If Lisco or any Permitted Transferee or any Representative becomes legally compelled (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, Lisco shall provide the Company with prompt prior written notice of such requirement to disclose such Confidential Information. Upon receipt of such notice, the Company may seek a protective order or other appropriate remedy. If such protective order or other remedy is not obtained, Lisco or such Permitted Transferee or Representative agrees to disclose only that portion of the Confidential Information which is legally required to be disclosed and to take all reasonable steps to preserve the confidentiality of the Confidential Information. In addition, Lisco, the Permitted Transferees and Representatives will not oppose any action (and will, if and to the extent requested by the Company, cooperate with, assist and join with the Company, at the Company's expense and on a reasonable basis, in any reasonable action) by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

                  (d) "Confidential Information" means oral and written information concerning the Company and its subsidiaries furnished to Lisco or any Permitted Transferee by or on behalf of the Company (irrespective of the form of communication and whether such information is so furnished before, on or after the date hereof), and all analyses, compilations, data, studies, notes, interpretations, memoranda or other documents prepared by Lisco or any Permitted Transferee or any Representative containing or based in whole or in part on any such furnished information. The term "Confidential Information" does not include any information which (i) at the time of disclosure or thereafter is generally available to the public (other than as a result of a disclosure directly or indirectly by Lisco or any Permitted Transferee or Representative in violation hereof) or (ii) is or becomes available to Lisco on a nonconfidential basis from a source other than the Company or its advisors, provided that such source was not known by Lisco or any Permitted Transferee to be prohibited from disclosing such information to it by a legal, contractual or fiduciary obligation owed to the Company.

                  VII.3. Termination. This Agreement, other than Sections 3.1, 3.2, 5.1 and 7.2, will terminate and be of no further force and effect at such time as there shall have been one or more Public Offerings such that there exists a public trading market in 20% or more of the Common Stock. Sections 3.1 and 3.2 will terminate and be of no further force and effect on the earlier of the second anniversary of the date of the initial Public Offering and the tenth anniversary of the date hereof. Sections 3.2 and 5.1 will terminate and be of no further force and effect at such time as Lisco and its Affiliates own less than 20% of the issued and outstanding shares of Common Stock of the Company. Section
7.2 will terminate and be of no further force and effect on the third anniversary of the first date on which neither Lisco nor any Permitted Transferee owns any shares of Common Stock.

                  VII.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or registered or certified mail (postage prepaid, return receipt requested) as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.4):

                  if to the KKR Fund:

                           c/o Kohlberg Kravis Roberts & Co.
                           9 West 57th Street, Suite 4200
                           New York, NY  10019
                           Attention:  Michael T. Tokarz

                  with a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, NY  10017
                           Attention:  Alan G. Schwartz, Esq.

                  if to Lisco:

                           Lisco, Inc.
                           c/o Spalding & Evenflo Companies, Inc.
                           425 Meadow Street
                           Chicopee, Massachusetts 01021-0901
                           Attention:  General Counsel

                  if to the Company:

                           Evenflo Company, Inc.
                           Northwoods Business Center II
                           707 Crossroads Court
                           Vandalia, Ohio 45377
                           Attention:  Richard Frank

                  VII.5. Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things as may be necessary in order to give full effect to this Agreement and every provision hereof.

                  VII.6. Non-Assignability. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto without the express prior written consent of the other parties, and any attempted assignment, without such consents, will be null and void; provided, however, that the KKR Fund may assign or delegate its rights hereunder to any

Affiliate, and in the event of any such assignment references to the "KKR Fund" herein shall be deemed to refer to such Affiliate.

                  VII.7. Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

                  VII.8. Third Parties. This Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto.

                  VII.9. Governing Law; Waiver of Jury Trial. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York. The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement. The parties hereto irrevocably and unconditionally waive trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

                  VII.10. Specific Performance. Without limiting or waiving in any respect any rights or remedies of the parties hereto under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto will be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

                  VII.11. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof.

                  VII.12. Titles and Headings. The section headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

                  VII.13. Severability. If any provision of this Agreement is declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement will not be affected and will remain in full force and effect.

                  VII.14. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

                                        EVENFLO COMPANY, INC.

                                        By:
                                           -------------------------

                                        KKR 1996 FUND L.P.

                                        By:  KKR Associates 1996 L.P., its
                                             general partner

                                             By:  KKR 1996 GP LLC, its general
                                                  partner

                                                  By:
                                                     -------------------------

                                        LISCO, INC.

                                        By:
                                           -------------------------